CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-174332 on Form N-1A of our report dated June 7, 2012, related to the statement of assets and liabilities of First Trust North American Energy Infrastructure Fund, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 13, 2012